REDWOOD INVESTMENT MANAGEMENT, LLC CODE OF ETHICS

DATED December, 2017

This Code of Ethics (the “Code”) applies to all Access Persons, as defined in Section 1(a) below, of Redwood Investment Management, LLC (“RIM” or the “Firm”). This Code supersedes all previous versions of RIM’s Code.

1.	Definitions

(a)	“Access Person” means, for the purposes of the Code, all officers, directors and employees of the Firm and any other person(s) that the Firm may deem from time to time to be an access person.

(b)	“Beneficial Ownership” means any interest in a security for which an Access Person can directly or indirectly receive a monetary benefit, which may include the right to buy or sell a security, to direct the purchase or sale of a security, or to vote or direct the voting of a security (see Appendix 1 of this section for Examples of Beneficial Ownership). Note: This broad definition of “beneficial ownership” does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability. An employee may declare that the reporting or recording of any securities transaction should not be construed as an admission that he or she has any direct or indirect beneficial ownership in the security for other purposes.

(c)	“Exchange Traded Funds” (“ETFs”) are shares of ownership in either a fund, unit investment trusts or depository receipts that hold assets such as stocks, commodities, or bonds, and trades close to its net asset value over the course of the trading day. Most ETFs track an index, such as a stock index or bond index.

(d)	“Exempt Transactions” means any transaction exempt from the pre-clearance, holding and/or reporting requirements under the Code. Such transactions are still subject to the Code of Ethics, and may still be reviewed by the CCO.

(e)	“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Bank Secrecy Act of 1970, as it applies to fund and investment advisers, Title V of the Gramm-Leach-Bliley Act of 1999, the Sarbanes-Oxley Act of 2002, any rules adopted by the SEC under any of these statutes and any rules adopted thereunder by the SEC, Department of Labor or the Department of Treasury.

(f)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(g)	“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or 77(d)(6)) or pursuant to 230.504, 230.505, or 230.506 of this chapter.
3

(h)	“Personal Account” means every account for which an Access Person may directly or indirectly influence or control the investment decisions of the account and otherwise be deemed to have Beneficial Ownership. This typically includes, but may not be limited to, accounts of (a) any Access Person, (b) the spouse of such Access Person, (c) any children living in the same household of such Access Person, and/or (d) any other person residing in the same household of such Access Person, if such Access person has a beneficial interest in such account(s). Each of the above accounts is considered a personal account of the Access Person.

(i)	“Prohibited Transactions” means a personal securities transaction prohibited by this Code.

(j)	“Purchase or sale of a security” means the buying or selling of any stock and includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

(k)	Reportable Fund” means (i) any fund for which the Firm serves as an investment adviser as defined in section 2(a)(2) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

(l)	“Restricted Securities” means Covered Securities that have been identified by the CCO as securities that are under consideration for either purchase or sale in client portfolios or being actively traded in client portfolios.

(m)	“Secondary Offering” means an offering of securities of a publicly traded company that prior to the offering were not registered under the Securities Act of 1933, as amended.

(n)	“Securities” or “Covered Securities” means securities that are covered by the Code. Such covered securities include, but are not necessarily limited to:
•	Equity securities including common and preferred stock, which do not fall within the Exempted Transactions listed in section 4(b)(1) below;
•	Restricted Securities;
•	Corporate and Municipal bonds;
•	Exchange Trade Funds;
•	Reportable Funds;
•	Investments convertible into, or exchangeable for, stock or debt securities;
•	Any derivative instrument relating to any of the above securities, including options, warrants and futures; and
•	Any interest in a partnership investment in any of the foregoing.

2.	Fiduciary Obligations and Ethical Principles

The Firm and its Access Persons have an ongoing fiduciary responsibility to the Firm’s clients and must ensure that the needs of the clients always come first. The Firm holds its Access Persons to a very high standard of integrity and business practices. In serving its clients, the Firm and its Access Persons must at all times deal with clients in an honest and ethical manner and comply with all the Federal and State Securities Laws.

4

While affirming its confidence in the integrity and good faith of its Access Persons, the Firm understands that the knowledge of present or future client portfolio transactions and the power to influence client portfolio transactions, if held by such individuals, places them in a position where their personal interests might become conflicted with the interests of the Firm’s clients. Such conflicts of interest could arise, for example, if securities are bought or sold for personal accounts in a manner that either competes with the purchase or sale of securities for clients or results in an advantageous position for personal accounts.

Because the Firm is a fiduciary to its clients, Access Persons must avoid actual and potential conflicts of interest with the Firm’s clients. Therefore, in view of the foregoing and in accordance with the provisions of Rule 204a-1 under the Investment Advisers Act and Rule 17j-1 under the Investment Company Act of 1940, the Firm has adopted this Code to outline and prohibit certain types of activities that are deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to outline reporting requirements and enforcement procedures.

In addition, Access Persons must adhere to the following general principles as well as to the Code’s specific provisions:

(a)	At all times, the interests of the Firm’s clients must come first;
(b)	Personal securities transactions must be conducted consistent with the Code in a manner that avoids any actual or potential conflict of interest; and
(c)	No inappropriate advantage should ever be taken that is contrary to the Firm’s responsibilities and duties to its clients.

3.	Unlawful Actions

It is unlawful for any Access Person:

(a)	To employ any device, scheme or artifice to defraud a client;
(b)	To make any untrue statement of a material fact to any of the Firm’s clients or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;
(c)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or
(d)	To engage in any manipulative practice with respect to a client.

4.	Procedures regarding trading by Access Persons in Personal Accounts

(a)	Preclearance Approval:
i.	No Access Person may purchase or sell any IPO or Limited Offering without written pre-approval (via paper or email) by the CCO. This includes secondary offerings and offerings made on the Internet, and any private placements.

ii.	Any registered investment company (mutual fund) where RIM serves as the Advisor or a Sub-Advisor. Current mutual funds advised by Redwood (“Redwood Mutual Funds”):
5

1.	Redwood Managed Volatility Fund, Redwood Managed Volatility Portfolio, Redwood Managed Municipal Income Fund, Redwood AlphaFactor® Core Equity Fund, Redwood AlphaFactor® Tactical Core Fund, Redwood AlphaFactor®

Tactical International Fund, Redwood Systematic Macro Trend (“SMarT”) Fund, Redwood Activist LeadersTM Fund.

iii.	Any constituent in a RIM proprietary index. Current proprietary indices are:
1.	Redwood AlphaFactor® Focused Index, Redwood AlphaFactor® Tactical Focused Index, Redwood Activist LeadersTM Index, Redwood AlphaFactor® Tactical International Index

iv.	ETFs and closed end funds that could reasonably be included in any Redwood, or affiliate (such as Mulholland) strategy:

1.	Example: High-yield bond ETF and high-yield bond closed end funds.
2.	Example: ETF’s utilized in any Redwood ETF based strategy.

v.	At the discretion of the CCO and in accordance with the Firm’s written policy and procedures regarding aggregated block trades, Access Person transactions may be included in an aggregated block trade for clients, so long as it is in the same direction (i.e., all buys or all sells), for the same security and requested on the same day the aggregated block trade takes place.

(b)	Exempt Securities:

No Access Person shall be required to pre-clear or report transactions in the following securities:

•	Open-end mutual funds (this excludes closed-end mutual funds and ETFs which must be reported) except Redwood Mutual Funds or any other registered investment company where RIM serves as the Advisor or a Sub- Advisor.
•	U.S. treasury bonds, treasury notes, treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. government or its agencies or instrumentalities
•	Debt instruments issued by a banking institution, such as bankers’ acceptances and bank certificates of deposit (this excludes corporate or high yield bonds which must be reported)
•	Commercial Paper
•	Repurchase agreements

(c)	Exempt Transactions:

No Access Person shall be required to pre-clear the following transactions:

•	Transactions that take place in any Exempt Security (see 5b above);
6

•	Transactions that take place in an account where the Access Person has no direct or indirect influence or control (e.g. discretionary managed accounts)
•	Purchases that are part of an Automatic Reinvestment Plan

(d)	Market Timing Prohibited: No Access Person shall engage in aggressive trading or market timing activities. For the purposes of the Code, "market timing" shall be defined as two round trips (2 purchase and 2 redemptions), regardless of size, of any Reportable Fund within a 30 day period, unless doing so would result in a substantial loss. Under this circumstance, the Access Person must obtain approval from the CCO or designee (or Managing Member in the case of the CCO) in advance of the sale of the Reportable Fund and provide a written detailed explanation of the hardship. Monthly, RIM will monitor the flow of shareholder money in and out of the Fund, watching for market timing.

(e) Window Dressing Prohibited: “Window Dressing” or “Portfolio Pumping” is a form of portfolio manipulation in which a portfolio manager routinely buys and sells securities around reporting dates in order to conceal non-conforming trading strategies and mistakes, mislead shareholders regarding portfolio makeup, or exaggerate investing expertise. The Adviser is prohibited from engaging in window dressing.

(f) Misuse of Non-Public Information: No Access Person shall divulge or act upon any material, non-public information as such activity is defined hereto in Appendix 2: Redwood Investment Management, LLC Insider Trading Policies and Procedures, which are incorporated herein. Upon initial execution of this Code and annually thereafter, all Access Persons are required to read the Insider Trading Policies and Procedures, sign and date the acknowledgment of receipt and understanding form contained at the end of the section and send the executed form to the CCO within 15 days of receipt. See Appendix 3 for the Insider Trading Acknowledgement Form.

5.	Conflicts of Interest Issues

(a)	Charitable Donations: In order to avoid any potential or real conflicts of interests with clients, the Firm and its Access Persons are prohibited from making any type of charitable donation either directly or indirectly, to any non-affiliated charitable organization:

i.	That is a client or potential client of the Firm;

Where a donation has been requested by a client, potential client or consultant it must be pre-cleared by RIM’s CCO to determine that it is not for the purpose of obtaining business, directly or indirectly.

Access Persons must report all charitable donations to the CCO within 10 days after the end of the calendar quarter in which the contribution was made. Access Persons must disclose the following information about each contribution:

i.	Name of charitable organization receiving the donation.
ii.	Amount and type of donation.
iii.	Date donation was made.
7

(b)	Gifts: No Access Person shall accept or give any gift or other item (for the purpose of this Code “gifts” include but are not limited to cash, merchandise, prizes, travel expenses, entertainment tickets) of more than $500 in value from any person or entity that does business with or on behalf of the Firm. All gifts above a de minimis amount of $50 given and received must be reported to the CCO at the time the gift was given and/or received. Meals, entertainment and travel in the presence of the person or entity that does or seeks to do business with RIM are permitted outside the $500 limit, so long as reasonable, but must be reported to the CCO above $500 per person. See Appendix 4 for Gift Reporting Form.

(c)	Service on Boards: No Access Person shall serve on the board of directors of a company, institution, endowment, charity, or any other organization without prior written authorization by the CCO. If board service is authorized, such Access Person shall at all times ensure that they have no role in making any type of investment decisions with respect to the company, unless otherwise approved by the CCO. To receive pre-clearance authorization for board service, please complete the Redwood Investment Management, LLC Outside Business Activities Form found in Appendix 5.

(d)	Outside Business Activities: While associated with RIM, no Access Person will accept outside employment or receive outside compensation for employment services, without completing Redwood Investment Management, LLC Outside Business Activities Form (Appendix 5) and obtaining written pre-approval by the CCO. (Please note: This procedure must be followed even if the outside activity is performed without receiving compensation.) This does not apply to work being performed at Redwood on behalf of an affiliate such as Mulholland.

(e)	Volunteer Work: While associated with RIM, no Access Person may be involved with any type of activity which may bring negative publicity to RIM or its affiliates.

(f)	Political Contributions and Activities (Pay-to-Play): Rule 206(4)-5 of the Advisers Act provides that an adviser who makes political contributions to an elected official who is in a position to influence the selection of the adviser to provide advisory services to a government entity will be barred for two years from providing advisory services for compensation to that government entity. The rule applies to the adviser as well as certain executives and employees of the adviser.

Rule 206(4)-5 also prohibits an adviser from paying a third party, such as a solicitor or placement agent, to solicit a government client on behalf of the adviser, unless the solicitor or placement agent is a “regulated person” subject to prohibitions against engaging in pay-to-play practices. Further, the rule prevents an adviser from coordinating or asking another person or political action committee (“PAC”) to make contributions to an elected official, candidate, or political party for purposes of influencing the selection of the adviser. Finally, the rule prohibits an adviser and certain of its executive officers and employees from engaging in pay-to-play conduct indirectly, such as by directing or funding contributions through third parties such as spouses, lawyers, or companies affiliated with the adviser, if that conduct would violate the rule if the adviser engaged in it directly.

8

Rule 206(4)-5 applies to any adviser registered or required to register with the SEC, as well as any adviser not registered in reliance on Section 203(b)(3) of the Advisers Act.

Restrictions on Political Contributions. Rule 206(4)-5 makes it unlawful for an adviser to receive compensation for providing advisory services to a government entity for a two-year period after the adviser or any of its covered associates makes a political contribution to an elected official or candidate of a government entity that is in a position to directly or indirectly influence the hiring of the adviser or has the authority to appoint an person who could directly or indirectly influence the hiring of the adviser.

Ban on Solicitation or Coordination of Contributions. Rule 206(4)-5(a)(2)(ii) makes it unlawful for an adviser subject to the rule and its covered associates to coordinate or solicit any person or PAC to make contributions to an official of a government entity to which the adviser is providing or seeking to provide investment advisory services, or to make payments to a political party of a state or locality where the adviser is providing or seeking to provide investment advisory services to a government entity.

Rule 204-2 under the Advisers Act requires an adviser who is registered or required to be registered with the SEC to make and keep records of contributions made by the adviser and covered associates to government officials and candidates, payments to state or local political parties and PACs, and the names of regulated persons the adviser pays for solicitation services. The amendments only require advisers to make and keep records of their covered associates, and their own and their covered associates’ contributions, if they provide advisory services to a government client.

However, an adviser who does not maintain these records because it currently does not have any government entity clients risks violating Rule 206(4)-5 and subjecting itself to the two-year time-out if it ultimately obtains a government entity client.

All covered associates must obtain pre-clearance before contributing the following to an elected official or candidate for office:

•	Gifts;
•	Subscriptions;
•	Loans, advances, or deposits of money;
•	Payment of debt incurred in connection with an election;
•	Transition or inaugural expenses; or
•	Anything of value made for the purpose of influencing an election for federal, state, or local office.

6.	Reporting and Compliance Procedures

(a)	Brokerage Statements: All Access Persons shall complete the Outside Brokerage Account Form (see Appendix 6) and otherwise provide all necessary information to the CCO so that the Firm may direct such broker(s) to send the CCO a copy of each brokerage account statement generated for each of the Access Person’s Personal Brokerage Account(s) in which he/she has a beneficial interest.
9

(b)	Submission of Quarterly Reports: In order for the Firm to monitor compliance with the Code, every Access Person shall be required to report to the CCO the information described below, or in the alternative, cause the Firm to receive or be provided with monthly and/or quarterly statements that contain the following information:

i.	The date of the transaction (either trade date or settlement date), the name of the Security, the symbol, the number of shares, the maturity date and/or the interest rate, if applicable, and the principal amount of each Security involved;
ii.	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
iii.	The price of the Security at which the transaction was effected;
iv.	The name of the broker, dealer or bank with or through whom the transaction was effected; and
v.	The name and account number of the Personal Account.

For transactions in personal brokerage accounts for which RIM has not timely received a quarterly transaction report or statement, the Access Person is required to complete and submit Redwood Investment Management, LLC Personal Securities Transaction Report (see Appendix 7) within 30 days following quarter-end.

(c)	Initial and Annual Holdings Reports: No later than 10 days after becoming an Access Person, and annually thereafter, each Access Person must submit to the CCO a report of his or her personal securities holdings in Redwood Investment Management, LLC Initial/Annual Holdings Report; (see Appendix 8). The report must include the following information, which must be as of a date no more than 45 days prior to the date the report was submitted:

i.	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;
ii.	The name of the broker, dealer or bank with which the Access Person maintains an account in which the securities are held; and
iii.	The date the Access Person submits the report.

7.	Administration of the Code

(a)	The CCO will review all reports and other information submitted under this Code. This review will include, but not be limited to: 1) an assessment of whether the Access Person followed the required procedures, 2) an assessment of whether the Access Person has traded in the same securities as the Firm’s clients and if so, determining whether the client terms for the transactions were more favorable, 3) an assessment of any trading patterns that may indicate abuse, and 4) performing any other assessment that may be necessary to determine whether there have been any violations of the Code.
10

(b)	Access Persons are required to immediately report any potential violation or violation of this Code of which he or she becomes aware, to the CCO. No Access Person will be sanctioned for reporting a potential violation or violation.

(c)	Each Access Person shall receive a copy of the Code annually and anytime the Code is materially amended. Upon receipt, each Access Person is required to read and understand the requirements of the Code and then submit to the CCO, the Code of Ethics Acknowledgment Form (Appendix 9), which states that the Access Person has read, understands and agrees to abide by the Code. The Acknowledgment Form must be submitted no later than 30 days from the date of receipt of the Code and any amendments thereto.

8.	Violations of the Code

The CCO will assess whether any violation has occurred. If it is determined that a violation has occurred, the CCO and the Owner may impose such sanctions as deemed appropriate, including, but not limited to suspension of personal trading privileges for a period, disgorging of profits made by the violator, fines and/or dismissal from RIM.

9.	Exceptions

The CCO may grant written exceptions to the provisions of the Code based on equitable considerations (e.g., rapid markets, hardship, satisfaction of a court order, etc.). The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided that no exception will be granted where the exceptions would result in a violation of any Federal or State Securities Law.

10.	Record keeping Requirements

The CCO, will be responsible for maintaining the following records pertaining to the Code for a minimum of five years from the end of the fiscal year in which the information was obtained and/or in effect, the first two years on-site in an accessible place, with the exception of (c) below, which will be kept for five years after the individual ceases to be deemed an Access Person.

(a)	A list of all of the Firm’s Access Persons, which will include every person who was deemed an Access Person at any time within the past five years, even if they are no longer deemed as such.
(b)	Copies of the Code and all amendments thereto.
(c)	Copies of all the written acknowledgments required in section 8(c) above submitted by each Access Person.
(d)	A record of any violation of the Code and any action taken as a result of the violation.
(e)	Copies of each report submitted by an Access Person required in sections 7(b) above.
(f)	Copies of all brokerage statements submitted in accordance with section 6(a) above.
(g)	All pre-clearance decisions and the reasons supporting the decision.
(h)	Copies of all written exceptions granted under section 9 above.

Any Access Person having questions relating to the Code should contact the CCO.

11

Code of Ethics - Appendix 1

REDWOOD INVESTMENT MANAGEMENT, LLC

EXAMPLES OF BENEFICIAL OWNERSHIP

•	Securities held by an Access Person for their own benefit, regardless of the form in which held;

•	Securities held by others for a Access Person’s benefit, such as securities held by custodians, brokers, relatives, executors or administrators;

•	Securities held by a pledge for an Access Person’s account;

•	Securities held by a trust in which an Access Person has an income or remainder interest, unless the Access Person’s only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by Will a distribution of trust property or income to the Access Person;

•	Securities held by an Access Person as trustee or co-trustee, where the Access Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as a blood relationship) has an income or remainder interest in the trust;

•	Securities held by a trust of which the Access Person is the settler, if the Access Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

•	Securities held by a general or limited partnership in which the Access Person is either the general partner of such partnership or a controlling partner of such entity (e.g., Access Person owns more than 25% of the partnership’s general or limited partnership interests);

•	Securities held by a personal holding company controlled by a Access Person alone or jointly with others;

•	Securities held in the name of minor children of a Access Person or in the name of any relative of a Access Person or of their spouse (including an adult child) who is presently sharing the Access Person’s home;

•	Securities held in the name of any person other than a Access Person and those listed above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Access Person obtains benefits equivalent to those of ownership; and

•	Securities held in the name of any person other than an Access Person, even though the Access Person does not obtain benefits equivalent to those of ownership (as described above), if the Access Person can vest or re-vest title in himself.
12

Code of Ethics - Appendix 2

REDWOOD INVESTMENT MANAGEMENT, LLC

INSIDER TRADING POLICIES AND PROCEDURES

The Insider Trading and Securities Fraud Enforcement Act of 1988 (“1988 Act”) further extends the safeguards of the Securities Exchange Act of 1934 as it pertains to "insider trading."

An "insider" is a person with access to material key information about a publicly traded company before it is announced to the public. Typically, the term refers to corporate officers, directors and key employees, but may be extended to include relatives and/or others in a position to capitalize on insider information. Additionally, persons may be characterized as "temporary" or "constructive" insiders if they have access to material non-public information for a legitimate purpose in the context of a transaction for a particular company. Examples include, but are not limited to accountants, attorneys and even printers who print financial information.

"Insider Information" describes material non-public information regarding corporate events that have not yet been made public. For example, the officers of a Firm know in advance if the company is about to be acquired or if the latest earning report is going to differ significantly from information previously released. If information reasonably influences the purchase, sale or market value of a company's securities and such information has not yet been publicized in a widely used medium, then it is considered insider information.

The Firm’s employees are prohibited from acting upon material non-public information. The 1988 Act authorizes civil penalties of up to three times the profit gained or lost for trades which were based on inside information. Criminal liability may result in a fine of up to $100,000 and/or imprisonment.

A.	POLICIES

In working with clients, Access Persons may receive insider information. For instance, a client may be an officer or director of a Firm that is undergoing material structural changes, or perhaps clients may be “temporary insiders” due to contact with corporate officers or directors. Access Persons are prohibited from using inside information when placing any trades of securities for clients.

Furthermore, Access Persons may not transact any trades for their own accounts or for the benefit of any third-party clients based upon such information.

If an Access Person is unsure or suspects that he/she may have obtained or may be perceived to have obtained insider information, please notify the CCO.

B.	PROCEDURES

Any Access Person who becomes aware of information, which could be classified as material, non- public information, should immediately advise the CCO. In addition, if inside information is received the CCO will place that security on the Firm’s restricted list.

Be sure that insider information is not communicated (or tipped) in any way.

13

Code of Ethics - Appendix 3

REDWOOD INVESTMENT MANAGEMENT, LLC

INSIDER TRADING POLICIES AND PROCEDURES

ACKNOWLEDGEMENT FORM

AND CERTIFICATE OF COMPLIANCE

___________________________________

NAME (PLEASE PRINT)

1.	Redwood Investment Management, LLC Insider Trading Policies and Procedures (“Insider Trading Policy”) updated as of August, 2017, has been provided to me for my review.

2.	I certify that I have read and understand the Insider Trading Policy and will comply with these policies and procedures during the course of my association with RIM.

3.	I agree to promptly report to the CCO any violation, or possible violation, of the Insider Trading Policy of which I became aware.

4.	I understand that violation of the Insider Trading Policy will be grounds for disciplinary action up to and including dismissal and may also be a violation of federal and/or state securities laws.

____________________________________

SIGNATURE

____________________________________

DATE

14

Code of Ethics - Appendix 4

Redwood Investment Management, LLC Date: Gift Reporting Form Submitted by:
Name	Relationship With Person(s)	Description of Gift(s)	Estimated Value	Giving or Receiving	Reason for Gift

This exhibit is for illustration purposes only and strictly a sample. The CCO, in his sole discretion, may accept, or keep, another form of written documentation for this type of information.

15

Code of Ethics - Appendix 5

REDWOOD INVESTMENT MANAGEMENT, LLC

OUTSIDE BUSINESS ACTIVITY APPROVAL FORM

Redwood Investment Management, LLC (“RIM”) requires its employees and Access Persons to report any outside employment/compensation other than through their affiliation with RIM.

Instructions: Please check all that apply (1 and 2 are required):

1.

I understand that I must provide written documentation to RIM prior to accepting (a) any board position or assignment with a non-public entity (including any church, not-for- profit organization or college/university) where I am to serve in an investment-related position, (b) any type of board position regardless if investment related or not, and/or (c) any outside compensation while still employed or associated with RIM.

2.

I understand that during my relationship with RIM, I will not engage in any activities with any non-affiliated Investment Firms, defined as Registered Investment Advisors and/or Broker/Dealers. The only exception to this is when an Associated Person is licensed with a Broker/Dealer for the sole purpose of selling Redwood securities (i.e. Redwood Mutual Funds). Should I decide to engage in those services, I will promptly notify RIM and terminate my relationship with RIM 30 days prior to any paid relationship with any other Investment Firm.

3.

I have provided written documentation to the CCO of all outside employment and compensation other than through my employment at or association with RIM.

4.

I have accepted a position or assignment with a non-public company for which I hold an investment related position:

________________________________________________________________________

(Name of Company)

________________________________________________________________________

(Title/Main Responsibilities)                                                                          (Start Date)

5.

I have accepted Δ outside employment (including a board position or assignment) and/or

I am receiving outside compensation while I am associated with RIM:

________________________________________________________________________

(Name of Company)

________________________________________________________________________

(Title/Position)                                                                                                  (Start Date)

6.

I have not accepted, but request permission to accept outside employment and/or compensation in addition to my employment at RIM:

________________________________________________________________________

(Name of Company)

________________________________________________________________________

(Title/Position)                                                                                                  (Start Date)

ACKNOWLEDGEMENT: I hereby certify that all information provided above is true and correct.

Signature:	Date:
16

Name (Print):	Title:

______________________________________________________________________________________

For Compliance Use Only:

Permission from Compliance has been Δ Granted Δ Denied for this Employee/Access Person to engage in outside business activity as outlined above.

Compliance Approval by:	Date:
17

Code of Ethics - Appendix 6

REDWOOD INVESTMENT MANAGEMENT, LLC

OUTSIDE BROKERAGE ACCOUNTS REPORTING FORM

Instructions. Please provide the following information for each securities account you hold at an institution outside of Redwood Investment Management, LLC (“RIM”). If you have no such accounts outside of RIM, mark the appropriate box below, print your name and return the form as instructed. RIM will send a letter of authorization to each custodian permitting the account to be maintained and requesting that copies of duplicate statements be provided to RIM. Any questions should be directed to the CCO. If you have more than three outside brokerage accounts to report, please use additional forms.

1.	Please Check one: ◻ Employee ◻ Investment Advisory Representative ◻ Temporary Personnel

______________________	_______________________	____________________
Name	IAR ID Number	Telephone Number

2.	◻ Add Account ◻ Remove Account ◻ Existing Account

_______________________________	_______________________
Account Registration	Account Number

___________________________________________________________________
Name and Address of Financial Institution

________________________________	_______________________
Account Type (e.g. Custodial, Roth IRA)	Relationship to you

3.	◻ Add Account ◻ Remove Account ◻ Existing Account

_______________________________	_______________________
Account Registration	Account Number

___________________________________________________________________
Name and Address of Financial Institution

________________________________	_______________________
Account Type (e.g. Custodial, Roth IRA)	Relationship to you

4.	◻ Add Account ◻ Remove Account ◻ Existing Account

_______________________________	_______________________
Account Registration	Account Number

___________________________________________________________________
Name and Address of Financial Institution

________________________________	_______________________
Account Type (e.g. Custodial, Roth IRA)	Relationship to you

5.	Acknowledgement and Certification. I acknowledge that the above list represents all outside securities accounts in which I have direct or indirect beneficial interest as defined in RIM’s Code of Ethics. I hereby acknowledge that I have received a copy of RIM’s Code of Ethics. I further acknowledge that it is my responsibility to read, understand and comply by the policies outlined in RIM’s Code of Ethics.

◻	By marking this box, I have acknowledged and agreed to the statement above.
◻	I do not have any securities account held at an institution outside of RIM.

Signature	Date

Print Name	Title/Affiliation

18

Code of Ethics - Appendix 7

REDWOOD INVESTMENT MANAGEMENT, LLC Submitted By: ______________________________ QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT Date: _____________ No Trades to Report: __________________________
Account Name	Acct #	Full Security Name	Ticker Symbol/ CUSIP	Date Of Transa ction	Transaction Type: Buy/Sell Short/Long	No. of Shares	Broker- Dealer Used

This exhibit is for illustration purposes only and strictly a sample. The CCO, in his sole discretion, may accept, or keep, another form of written documentation for this type of information.

19

Code of Ethics - Appendix 8

REDWOOD INVESTMENT MANAGEMENT, LLC

INITIAL/ANNUAL HOLDINGS REPORT

Annual Holdings Declaration

Redwood Investment Management, LLC mandates each Access Person to complete this declaration of personal securities holdings within 30 days of receipt. The Access Person must declare: 1) all personal securities holdings owned by the Access Person as of the date of this declaration, including securities in accounts where the Access Person is listed as a joint owner, beneficiary or has control over the account (such as a trustee), and 2) securities owned by the Access Person’s immediate family members living in the same household.

Date: ______________

I,                                                                         declare that the following is a complete list of the securities held by me, including all securities in accounts where I am a beneficiary and/or exercise control, and my immediate family members that live in my household as of the end of calendar year                 .

In lieu of listing each security, I am attaching a copy of each account statement, which lists the securities I am required to declare and includes all required information about each security as outlined in the RIM Code of Ethics.

Brokerage accounts:

Owner’s name:	Brokerage Firm:	Account number:

Owner’s name:	Brokerage Firm:	Account number:

Owner’s name:	Brokerage Firm:	Account number:

Owner’s name:	Brokerage Firm:	Account number:

Partnerships:

Owner’s name:	Partnership:

Owner’s name:	Partnership:

Owner’s name:	Partnership:

Owner’s name:	Partnership:
20

Securities Not Held in Any Account:

Owner’s name:	Security:	Location:

Owner’s name:	Security:	Location:

Owner’s name:	Security:	Location:

Owner’s name:	Security:	Location:

Signature and Date

21

Addendum

Types of Securities for Inclusion on Annual Holdings Declaration

College Savings Programs

If the program does not invest in any type of security and is not held at a brokerage Firm, it does not need to be reported.

Foundations

If the employee owns/created the foundation, it should be reported as an outside business activity, but not a security holding. Donations to foundations or charities do not need to be reported. An employee should not donate to a foundation or charity in exchange for receiving business from the foundation or charity.

Private Partnerships

Private partnerships and private funds need to be reported.

Real Estate

Ownership in real property does not need to be reported. Investments in REITs or private placements/funds that invest in real estate do need to be reported.

Annuities/Insurance Programs

The product needs to be reported only if it invests in securities.

401Ks

The holdings do not need to be reported if the 401K only invests in unaffiliated third party open end mutual funds. If the 401K invests in any other type of security that is not considered “exempt”, then the holdings need to be reported.

IRA’s

IRA’s need to be reported if the account holds any type of reportable security.

22

Code of Ethics – Appendix 9

REDWOOD INVESTMENT MANAGEMENT, LLC

CODE ACKNOWLEDGEMENT FORM AND

CERTIFICATE OF COMPLIANCE

___________________________________

NAME (PLEASE PRINT)

1.	RIM’s Codes of Ethics (“Code”), revised as of August, 2017 has been provided to me for my review.

2.	I have read and understand the Code and will comply with these policies and procedures during the course of my association with RIM.

3.	I agree to promptly report to the CCO any violation, or possible violation of this Code, which I become aware.

4.	I understand that a violation of this Code and/or a violation of federal and/or state securities laws will be grounds for disciplinary action as decided by the CCO which could include but not be limited to dismissal of employment.

5.	I certify I will pre-clear all required personal securities transactions as required by the Code.

6.	I certify I will report all required securities transactions, holdings, gifts, new outside brokerage accounts, political contributions and outside business activities as required by the Code.

7.	I certify that I have executed the Redwood Investment Management, LLC Insider Trading Acknowledgement Form and agree to comply with the Firm’s Insider Trading Policies and Procedures.

Please attach any gifts, political contributions, charitable contributions over the last 12 months if you have not provided to the CCO.

____________________________________

SIGNATURE

____________________________________

DATE

23